UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013 (December 5, 2013)

U.S. PHYSICAL THERAPY, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective December 5, 2013 (“Effective Date”), U. S. Physical Therapy, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement with Bank of America (the “Credit Agreement”). The Credit Agreement increased the commitment amount by $50,000,000 from $75,000,000 to $125,000,000. In addition, the maturity date has been extended from August 31, 2015 to November 30, 2018.

The Credit Agreement is unsecured and includes standard financial covenants which include a consolidated fixed charge coverage ratio and a consolidated leverage ratio, as defined in the Credit Agreement. Proceeds from the credit agreement may be used for working capital, acquisitions, and for other corporate purposes.

As of December 6, 2013, the outstanding balance advanced under the loan facility was $10,500,000.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

Exhibits	Description of Exhibits

99.1	Press Release dated December 6, 2013*

99.2	Amended and Restated Credit Agreement dated as of December 5, 2013 among the Company, as the borrower, and Bank of America, N. A, as Administrative Agent and other lenders party hereto. (Schedules pursuant to the Credit Agreement have not been filed by the Registrant, who hereby undertakes to file such schedules upon the request of the Commission.)*

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: December 9, 2013	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Press Release dated December 6, 2013*

99.2	Amended and Restated Credit Agreement dated as of December 5, 2013 among the Company, as the borrower, and Bank of America, N. A, as Administrative Agent and other lenders party hereto. (Schedules pursuant to the Credit Agreement have not been filed by the Registrant, who hereby undertakes to file such schedules upon the request of the Commission.)*

*	Furnished herewith